Exhibit 5.1

October 24, 2017

Sierra Wireless, Inc.

13811 Wireless Way

Richmond, British Columbia

V6V 3A4

RE:	Sierra Wireless, Inc.
Registration Statement on Form F-4

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Sierra Wireless, Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by the Corporation with the U.S Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the proposed issuance of common shares of the Corporation (the “Shares”) in connection with the proposed merger (the “Merger”) contemplated by the agreement and plan of merger dated August 2, 2017 (the “Merger Agreement”) among the Corporation, Wireless Acquisition Sub, Inc., a wholly-owned subsidiary of the Corporation (“Merger Sub”) and Numerex Corp. (“Numerex”).

Pursuant to the Merger Agreement, Merger Sub will merge into and with Numerex, with Numerex surviving as a wholly-owned subsidiary of the Corporation. As consideration for the Merger, the Corporation will issue 0.1800 Shares for each share of Numerex Class A common stock issued and outstanding immediately prior to the effective time of the Merger.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined the Registration Statement and the exhibits thereto, and, for the purposes of this opinion, we have also examined originals or copies of, certified or otherwise identified to our satisfaction, and relied upon, the following documents (collectively, the “Documents”):

(a)	the certificate of incorporation, articles and by-laws of the Corporation;

(b)	certain resolutions of the Corporation’s directors relating to the Merger and related matters;

(c)	a certificate of compliance dated October 18, 2017 issued by Corporations Canada under the Canada Business Corporations Act with respect to the Corporation;

(d)	a certificate of an officer of the Corporation; and

(e)	such other documents, statutes, regulations, public and corporate records as we have deemed appropriate to give this opinion.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

In such examination, we have assumed without any independent investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed that at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Act and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing and as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

We are qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP